Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-196600

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)

Common Stock, no par value	3,000,000 shares	$51.091	$153,273,000	$15,434.59

(1)
Calculated in accordance with Rule 457(r).

PROSPECTUS SUPPLEMENT
(To prospectus dated June 9, 2014)

3,000,000 Shares

Wintrust Financial Corporation

Common Stock

        We are offering 3,000,000 shares of our common stock.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "WTFC." On June 8, 2016, the last sale price of the shares as reported on the NASDAQ Global Select Market was $53.78 per share.

        Investing in our common stock involves risks. See the "Risk Factors" section beginning on page S-6 of this prospectus supplement and "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of certain risks that you should consider before investing in our common stock.

        The underwriter has agreed to purchase our common stock at a price of $51.091 per share, which will result in approximately $153.3 million gross proceeds to us, before expenses. The underwriter may offer our common stock from time to time in transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. See "Underwriting" for additional information.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The shares of common stock to be sold in this offering are not savings accounts, deposits or other obligations of any of our bank or non bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

        The underwriter expects to deliver the shares on or about June 14, 2016.

RAYMOND JAMES

The date of this prospectus supplement is June 8, 2016.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless the context indicates otherwise, the terms "Wintrust," "Company," "we" and "our" in this prospectus supplement refer to Wintrust Financial Corporation and its subsidiaries. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

        This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Wintrust at the address or telephone number indicated in the section entitled "Where You Can Find More Information" in this prospectus supplement.

        This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated June 9, 2014, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the common stock we are offering, and important business and financial information about us.

        This document is not a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area (the "Prospectus Directive"). This document has been prepared on the basis that all offers of the shares of our common stock offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such shares of our common stock.

        The communication of this document and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order"), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the shares of our common stock offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        Before you invest in the common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus relating to this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not,

S-ii

authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of the documents upon the payment of a copying fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available free of charge most of our SEC filings on the investor relations page of our web site at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our web site is part of this prospectus supplement or the accompanying prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000

        The SEC allows us to "incorporate by reference" much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2016;

S-iii

  •
  the sections of our Definitive Proxy Statement for the 2016 Annual Meeting of Shareholders filed with the SEC on April 8, 2016 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Current Reports on Form 8-K filed with the SEC on April 8, 2016 and May 31, 2016;

  •
  the description of our common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in our Form 8-A filed with the SEC on January 3, 1997 (incorporated by reference from the description set forth under the heading "Description of Capital Stock" in our prospectus filed on December 24, 1996 as part of our Registration Statement on Form S-1 (No. 333-18699)), including any subsequently filed amendments and reports updating such description, as supplemented by the "General Description of Securities—Description of Capital Stock—Common Stock" section beginning on page 15 of the accompanying prospectus; and

  •
  the description of our Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D (the "Series D Preferred Stock"), which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on July 2, 2015, including any subsequently filed amendments and reports updating such description, as supplemented by the "Description of Capital Stock—Series D Preferred Stock" section beginning on page S-14 of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering of the common stock; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been "furnished" and not "filed" with the SEC.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not, and the underwriter has not, authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus supplement or the accompanying prospectus.

S-iv

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws.

        Forward-looking information can be identified through the use of words such as "intend," "plan," "project," "expect," "anticipate," "believe," "estimate," "contemplate," "possible," "point," "will," "may," "should," "would" and "could." Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management's expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and in the sections entitled "Risk Factors" in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2015 and in any of our subsequent SEC filings. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management's long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

  •
  difficult economic conditions have adversely affected our company and the financial services industry in general and further deterioration in economic conditions may materially adversely affect our business, financial condition, results of operations and cash flows;

  •
  since our business is concentrated in the Chicago metropolitan and southern Wisconsin market areas, further declines in the economy of this region could adversely affect our business;

  •
  if our allowance for loan losses is not sufficient to absorb losses that may occur in our loan portfolio, our financial condition and liquidity could suffer;

  •
  a significant portion of our loan portfolio is comprised of commercial loans, the repayment of which is largely dependent upon the financial success and economic viability of the borrower;

  •
  a substantial portion of our loan portfolio is secured by real estate, in particular commercial real estate, and deterioration in the real estate markets could lead to additional losses, which could have a material adverse effect on our financial condition and results of operations;

  •
  any inaccurate assumptions in our analytical and forecasting models could cause us to miscalculate our projected revenue or losses, which could adversely affect our financial condition;

  •
  unanticipated changes in prevailing interest rates and the effects of changing regulation could adversely affect our net interest income, which is our largest source of income;

  •
  our liquidity position may be negatively impacted if economic conditions continue to suffer;

S-v

  •
  the financial services industry is very competitive, and if we are not able to compete effectively, we may lose market share and our business could suffer;

  •
  if we are unable to compete effectively, we will lose market share and income from deposits, loans and other products may be reduced. This could adversely affect our profitability and have a material adverse effect on our business, financial condition and results of operations;

  •
  if we are unable to continue to identify favorable acquisitions or successfully integrate our acquisitions, our growth may be limited and our results of operations could suffer;

  •
  our participation in Federal Deposit Insurance Corporation ("FDIC")-assisted acquisitions may present additional risks to our financial condition and results of operations;

  •
  an actual or perceived reduction in our financial strength may cause others to reduce or cease doing business with us, which could result in a decrease in our net interest income and fee revenues;

  •
  if our growth requires us to raise additional capital, that capital may not be available when it is needed or the cost of that capital may be very high;

  •
  disruption in the financial markets could result in lower fair values for our investment securities portfolio;

  •
  our controls and procedures may fail or be circumvented;

  •
  new lines of business and new products and services are essential to our ability to compete but may subject us to additional risks;

  •
  failures of our information technology systems may adversely affect our operations;

  •
  failures by or of our vendors may adversely affect our operations;

  •
  we issue debit cards, and debit card transactions pose a particular cybersecurity risk that is outside of our control;

  •
  we depend on the accuracy and completeness of information we receive about our customers and counterparties to make credit decisions;

  •
  if we are unable to attract and retain experienced and qualified personnel, our ability to provide high quality service will be diminished, we may lose key customer relationships, and our results of operations may suffer;

  •
  we are subject to environmental liability risk associated with lending activities;

  •
  we are subject to claims and legal actions which could negatively affect our results of operations or financial condition;

  •
  losses incurred in connection with actual or projected repurchases and indemnification payments related to mortgages that we have sold into the secondary market may exceed our financial statement reserves and we may be required to increase such reserves in the future, and increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments could have a material adverse effect on our business, financial condition, results of operations or cash flows;

  •
  consumers may decide not to use banks to complete their financial transactions, which could adversely affect our business and results of operations;

  •
  we may be adversely impacted by the soundness of other financial institutions;

S-vi

  •
  de novo operations often involve significant expenses and delayed returns and may negatively impact Wintrust's profitability;

  •
  we are subject to examinations and challenges by tax authorities, and changes in federal and state tax laws and changes in interpretation of existing laws can impact our financial results;

  •
  changes in accounting policies or accounting standards could materially adversely affect how we report our financial results and financial condition;

  •
  we are a bank holding company, and our sources of funds, including to pay dividends, are limited;

  •
  anti-takeover provisions could negatively impact our shareholders;

  •
  if we fail to meet our regulatory capital ratios, we may be forced to raise capital or sell assets;

  •
  if our credit rating is lowered, our financing costs could increase;

  •
  changes in the United States' monetary policy may restrict our ability to conduct our business in a profitable manner;

  •
  legislative and regulatory actions taken now or in the future regarding the financial services industry may significantly increase our costs or limit our ability to conduct our business in a profitable manner;

  •
  financial reform legislation and increased regulatory rigor around mortgage-related issues may reduce our ability to market our products to consumers and may limit our ability to profitably operate our mortgage business;

  •
  federal, state and local consumer lending laws may restrict our ability to originate certain mortgage loans or increase our risk of liability with respect to such loans and could increase our cost of doing business;

  •
  regulatory initiatives regarding bank capital requirements may require heightened capital;

  •
  our FDIC insurance premiums may increase, which could negatively impact our results of operations;

  •
  non-compliance with the USA PATRIOT Act, Bank Secrecy Act or other laws and regulations could result in fines or sanctions;

  •
  our premium finance business may involve a higher risk of delinquency or collection than our other lending operations, and could expose us to losses;

  •
  widespread financial difficulties or credit downgrades among commercial and life insurance providers could lessen the value of the collateral securing our premium finance loans and impair the financial condition and liquidity of FIRST Insurance Funding Corp. ("FIFC") and First Insurance Funding of Canada, Inc. ("FIFC Canada");

  •
  proposed regulatory changes could significantly reduce loan volume and impair the financial condition of FIFC; and

  •
  our wealth management business in general, and Wayne Hummer Investments, LLC's brokerage operation, in particular, exposes us to certain risks associated with the securities industry.

        Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

        The following prospectus supplement summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this prospectus supplement summary together with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015. In addition, certain statements include forward-looking information that involves risks and uncertainties. See "Special Note Concerning Forward-Looking Statements" in this prospectus supplement.

Wintrust Financial Corporation

        Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southern Wisconsin through our fifteen wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly-owned subsidiary, FIFC and in Canada through our premium finance company, FIFC Canada, and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southern Wisconsin through three separate subsidiaries, The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.

        As of March 31, 2016, we had total assets of approximately $23.5 billion, total loans, excluding loans held-for-sale and covered loans, of approximately $17.4 billion, total deposits of approximately $19.2 billion, and total shareholders' equity of approximately $2.4 billion.

        Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol "WTFC." Wintrust's principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, and its telephone number is (847) 939-9000.

 SUMMARY OF THE OFFERING

        The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully before making a decision about whether to invest in our common stock. You should pay special attention to the "Risk Factors" section beginning on page S-6 of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2015, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in our common stock is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of our common stock, you should read the section entitled "General Description of Securities—Description of Capital Stock—Common Stock" beginning on page 15 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. As used in this "—Summary of the Offering" section, the terms "Wintrust," "we," "us," or "our" refer to Wintrust Financial Corporation and not any of its subsidiaries.

Common stock we are offering	3,000,000 shares.
Common stock outstanding after this offering	51,602,206 shares.
NASDAQ Global Select Market symbol for our common stock	"WTFC."
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $152.8 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include, without limitation, financing potential acquisitions or other business combinations, including FDIC-assisted acquisitions, investments at the holding company level, providing capital to support our growth and reducing or refinancing existing debt. Accordingly, we will retain broad discretion over the use of these net proceeds. For more information, see "Use of Proceeds."

Risk Factors

Please refer to the section entitled "Risk Factors" beginning on page S-6 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Dividend Policy

The payment of future cash dividends on our common stock is at the discretion of our board of directors and subject to a number of factors, including prior dividend rights of our preferred stock, our earnings, capital requirements and financial condition. In addition, there are a number of limitations on the ability of our banks to pay dividends to us, which in turn, limits our ability to pay dividends to holders of our common stock. For more information, see "Dividend Policy."

        The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of June 1, 2016 (48,602,206 shares of common stock) and excludes:

  •
  7,725,524 shares of common stock issuable or reserved for issuance under our equity compensation plans as of June 1, 2016, including:

  •
  1,937,768 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $41.05 per share;

  •
  150,226 shares of common stock issuable upon the vesting of restricted stock unit awards;

  •
  487,352 shares of common stock issuable upon the vesting of performance share awards (assuming maximum performance metrics);

  •
  4,627,179 shares of common stock reserved for issuance under our equity compensation plans;

  •
  402,480 shares of common stock available for future issuance pursuant to the Wintrust Financial Corporation Directors Deferred Fee and Stock Plan; and

  •
  120,519 shares of common stock available for future issuance pursuant to the Wintrust Financial Corporation Employee Stock Purchase Plan.

  •
  3,108,611 shares of common stock issuable upon conversion of our 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (the "Series C Preferred Stock") at a conversion rate of 24.6213 shares of common stock per share of Series C Preferred Stock; and

  •
  211,940 shares of common stock issuable upon the exercise of the warrant originally issued to the U.S. Treasury in connection with our participation in its Capital Purchase Program, at a per share exercise price of $22.74 per share.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The summary selected consolidated financial data of Wintrust presented below as of and for each of the years in the three-year period ended December 31, 2015 are derived from Wintrust's audited historical financial statements. The summary selected consolidated financial data presented below as of and for the three-month periods ended March 31, 2016 and 2015 are derived from Wintrust's unaudited interim consolidated financial statements.

        This information is only a summary and should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2016. The historical results presented below or included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus are not necessarily indicative of the future performance of Wintrust.

	Three Months Ended March 31, (unaudited)(1)
			Years Ended December 31,(1)
(Dollars in thousands, except shares and per share data and percentages and operating data)
	2016	2015	2015	2014	2013
Selected Financial Condition Data (at end of period):
Total assets	$23,488,168	$20,382,271	$22,917,166	$20,010,727	$18,097,783
Total loans, excluding loans held-for-sale and covered loans	17,446,413	14,953,059	17,118,117	14,409,398	12,896,602
Total deposits	19,217,071	16,938,769	18,639,634	16,281,844	14,668,789
Junior subordinated debentures	253,566	249,493	268,566	249,493	249,493
Total shareholders' equity	2,418,442	2,131,074	2,352,274	2,069,822	1,900,589

Selected Statements of Income Data:
Net interest income	$171,509	$151,891	$641,529	$598,575	$550,627
Net revenue(2)	240,261	216,432	913,126	813,815	773,024
Net income per common share—Basic	0.94	0.79	3.05	3.12	3.33
Net income per common share—Diluted	0.90	0.76	2.93	2.98	2.75

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (GAAP-derived)	3.29%	3.40%	3.34%	3.51%	3.49%
Net interest margin—FTE(3)(4)	3.32%	3.42%	3.36%	3.53%	3.50%
Non-interest income to average assets	1.21%	1.32%	1.29%	1.15%	1.27%
Non-interest expense to average assets	2.70%	3.01%	2.99%	2.92%	2.88%
Net overhead ratio(3)(5)	1.49%	1.69%	1.70%	1.77%	1.60%
Efficiency ratio (GAAP-derived)	64.34%	68.23%	68.84%	67.15%	64.76%
Efficiency ratio—FTE(3)(4)(6)	63.96%	67.90%	68.49%	66.89%	64.57%
Return on average assets	0.86%	0.80%	0.75%	0.81%	0.79%
Return on average common equity(3)	8.55%	7.64%	7.15%	7.77%	7.56%
Return on average tangible common equity(3)	11.33%	9.96%	9.44%	10.14%	9.93%
Average total assets	22,902,913	$19,826,240	$21,009,773	$18,699,458	$17,468,249
Average total shareholders' equity	2,389,770	$2,114,356	$2,232,989	$1,993,959	$1,856,706
Average loans to average deposits ratio (excluding covered loans)	93.8%	91.4%	92.0%	89.9%	88.9%
Average loans to average deposits ratio (including covered loans)	94.6%	92.7%	93.1%	91.7%	92.1%

	Three Months Ended March 31, (unaudited)(1)
			Years Ended December 31,(1)
(Dollars in thousands, except shares and per share data and percentages and operating data)
	2016	2015	2015	2014	2013
Common Share Data (at end of period):
Market price per common share	$44.34	$47.68	$48.52	$46.76	$46.12
Book value per common share(3)	$44.67	$42.30	$43.42	$41.52	$38.47
Tangible common book value per share(3)	$34.20	$33.04	$33.17	$32.45	$29.93
Common shares outstanding(7)	48,518,998	47,389,608	48,383,279	46,805,055	46,116,583
Other Data at end of period(8):
Leverage Ratio	8.7%	9.2%	9.1%	10.2%	10.5%
Tier 1 capital to risk-weighted assets	9.6%	10.1%	10.0%	11.6%	12.2%
Common equity Tier 1 capital to risk-weighted assets	8.4%	9.1%	8.4%	N/A	N/A
Total capital to risk-weighted assets	12.1%	12.5%	12.2%	13.0%	12.9%
Tangible common equity ratio (TCE)(3)(9)	7.2%	7.9%	7.2%	7.8%	7.8%
Tangible common equity ratio, assuming full conversion of preferred stock(3)(9)	7.8%	8.5%	7.7%	8.4%	8.5%
Allowance for credit losses(10)	$111,201	$95,334	$106,349	$92,480	$97,641
Non-performing loans	89,499	$81,772	$84,057	$78,677	$103,334
Allowance for credit losses to total loans(10)	0.64%	0.64%	0.62%	0.64%	0.76%
Non-performing loans to total loans	0.51%	0.55%	0.49%	0.55%	0.80%
Operating Data:
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	153	146	152	140	124

(1)
As discussed in Note 2 to our unaudited financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, which is incorporated by reference into this prospectus supplement, effective January 1, 2016, we adopted Financial Accounting Standards Board Accounting Standards Update ("ASU") "Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs" ("ASU 2015-03"). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. While the standard requires retrospective adoption, the summary selected consolidated financial information presented in this table as of the end of each of the fiscal years in the three-year period ended December 31, 2015 and as of March 31, 2015 has not been adjusted to reflect the adoption of ASU 2015-03, as the effects were not deemed to be material.

(2)
Net revenue is net interest income plus non-interest income.

(3)
See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures/Ratios" of Wintrust's Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein and Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Supplementary Financial Measures/Ratios" of Wintrust's Quarterly Report on Form 10-Q for the three months ended March 31, 2016 incorporated by reference herein for reconciliations of this performance measure/ratio to GAAP and details regarding the calculation of certain measures.

(4)
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent ("FTE") basis.

(5)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's total average assets. A lower ratio indicates a higher degree of efficiency.

(6)
The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(7)
Does not include treasury shares.

(8)
Asset quality ratios exclude covered loans.

(9)
Total shareholders' equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(10)
The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

RISK FACTORS

        An investment in our common stock is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2015 and other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of shares of our common stock could decline significantly, and you could lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

The price of our common stock may fluctuate.

        The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects, future sales or acquisitions to which we are a party, this offering or future sales of our securities. Such risks may be affected by:

  •
  operating results that vary from the expectations of management, securities analysts, and investors;

  •
  developments in our business or in the financial sector generally;

  •
  regulatory changes affecting our industry generally or our business and operations;

  •
  the operating and securities price performance of companies that investors consider to be comparable to us;

  •
  announcements of strategic developments, acquisitions, and other material events by us or our competitors;

  •
  the arrival or departure of key personnel;

  •
  changes in the credit, mortgage, and real estate markets, including the market for mortgage-related and other asset-backed securities;

  •
  changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility;

  •
  changes in local markets which impact our customers; and

  •
  our ability to integrate the companies and the businesses that we acquire.

        In addition, the market price of our common stock may be subject to market fluctuations that may be unrelated to our operating performance or prospects. Increased volatility could result in a decline in the market price of our common stock.

We will issue 3,000,000 shares of our common stock if we complete this offering, and may issue additional equity securities in connection with other transactions we may pursue, either of which will result in dilution to the holders of our common stock and may adversely affect the market price of our common stock.

        We will issue 3,000,000 shares of our common stock if we complete this offering. The issuance of additional equity securities in connection with other transactions we may pursue could cause significant dilution to the holders of our common stock, including holders who purchase our common stock in this offering. We are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exercisable or exchangeable for common stock, except for the restrictions contained in our underwriting agreement with the underwriter, which restricts our ability to do so during the 60-day period beginning on the date of this prospectus supplement, with certain limited exceptions. In addition, if additional shares of our Series C Preferred Stock were converted into common stock pursuant to its terms, or additional warrant shares are exercised, each as further described below, the percentage ownership of holders of our common stock would be diluted proportionally.

        In March 2012, we issued and sold 126,500 shares of Series C Preferred Stock. The Series C Preferred Stock is convertible into common stock at the option of the holder at a conversion rate of 24.3132 shares of common stock per share of Series C Preferred Stock, subject to customary anti-dilution adjustments. At March 31, 2016, 126,257 shares of Series C Preferred Stock remain outstanding. On and after April 15, 2017, the Company will have the right under certain circumstances to cause the Series C Preferred Stock to be converted into common stock if the closing price of the Company's common stock exceeds a certain amount.

        Pursuant to the U.S. Department of the Treasury's (the "U.S. Treasury") Capital Purchase Program, on December 19, 2008, the Company issued to the U.S. Treasury a warrant to exercise 1,643,295 warrant shares of our common stock at a per share exercise price of $22.82, subject to customary anti-dilution adjustments, and with a term of 10 years. In February 2011, the U.S. Treasury sold all of its interest in the warrant issued to it in a secondary underwritten public offering. At March 31, 2016, all remaining holders of the interest in the warrant were able to exercise 367,432 warrant shares.

        We may also issue additional common stock to participate in FDIC-assisted transactions or other acquisitions or to meet other regulatory requirements. The market price of our common stock could decline as a result of this offering as well as other sales of a large block of shares of our common stock or similar securities in the market after this offering, or the perception that such sales could occur.

You may not receive dividends on the common stock.

        Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. No assurances can be given that the banks will, in any circumstances, pay dividends to the Company. For additional information regarding our dividend practices, you should read the section entitled "Dividend Policy" in this prospectus supplement.

        As a bank holding company, our consolidated net income consists largely of net income of our bank and non-bank subsidiaries and our ability to pay dividends depends largely upon our receipt of dividends from our subsidiaries. There are various federal and state law limitations on the extent to which our banking subsidiaries can declare and pay dividends to us, including minimum regulatory capital requirements, federal and state banking law requirements concerning the payment of dividends out of net profits or surplus, and general regulatory oversight to prevent unsafe or unsound practices. See "Supervision and Regulation—Payment of Dividends and Share Repurchases" in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein for additional information. Also see Note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and "Liquidity and Capital Resources" contained in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein, for a description of the restrictions on the ability of certain subsidiaries to transfer funds to the Company in the form of dividends.

        The payment of dividends is also subject to restrictions arising under the terms of the Company's Series C Preferred Stock, the terms of the Company's Series D Preferred Stock, the terms of our trust preferred securities offerings and under certain financial covenants in our revolving and term facilities.

Under the terms of these separate facilities entered into on December 15, 2014 and subsequently amended in December 2015, we are prohibited from paying dividends on any equity interests, including our common stock and preferred stock, if such payments would cause the Company to be in default under its facilities or exceed a certain threshold.

Our common stock is junior in certain rights and preferences to our outstanding Series C Preferred Stock and Series D Preferred Stock, and may be junior in rights and preferences to additional preferred stock we may issue in the future.

        Under our articles of incorporation, we have the authority to issue 20 million shares of preferred stock, without par value, and to set the rights, preferences, and other terms thereof, including voting rights of those shares. Shares of our Series C Preferred Stock and Series D Preferred Stock are currently outstanding and provide the holders of these shares preferential treatment over the holders of our common stock in certain matters, including the payment of dividends. Please read "General Description of Securities—Description of Capital Stock—Series C Preferred Stock" and "General Description of Securities—Description of Capital Stock—Preferred Stock" in the accompanying prospectus and "Description of Capital Stock—Series D Preferred Stock" in this prospectus supplement.

        We may also issue additional preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock.

Anti-takeover provisions could negatively impact our shareholders.

        Certain provisions of our articles of incorporation, by-laws and Illinois law may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. For example, our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions. In addition, our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the Illinois Business Corporation Act, which would make it more difficult for another party to acquire us without the approval of our board of directors.

        The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, as amended (the "BHC Act") requires any "bank holding company" (as defined in the BHC Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a "bank holding company" under the BHC Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock, including pursuant to Wintrust's warrants to purchase Wintrust common stock held by such holder, must be taken into account in calculating a shareholder's aggregate holdings of Wintrust common stock.

        These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $152.8 million, after deducting estimated offering expenses payable us. We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include, without limitation, financing potential acquisitions or other business combinations, including FDIC-assisted acquisitions, investments at the holding company level, providing capital to support our growth and reducing or refinancing existing debt. Accordingly, we will retain broad discretion over the use of these net proceeds.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

        The following table shows our capitalization and short-term indebtedness at March 31, 2016:

  •
  on a consolidated basis; and

  •
  on a consolidated basis as adjusted to give effect to the issuance and sale of 3,000,000 shares of common stock in this offering and the anticipated use of the approximately $152.8 million in net proceeds therefrom as described above under "Use of Proceeds."

        This table should be read in conjunction with the risk factors and our consolidated financial statements and related notes for the year ended December 31, 2015 and the quarterly period ended March 31, 2016, included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information."

	As of March 31, 2016
	Actual	As Adjusted
	(In thousands)
	(Unaudited)
Indebtedness:
Federal Home Loan Bank advances	$799,482	$799,482
Notes payable	63,683	63,683
Short-term borrowings	47,680	47,680
Other	18,811	18,811
Secured borrowings	122,952	122,952
Subordinated notes	138,888	138,888
Junior subordinate debentures	253,566	253,566

Total indebtedness	$1,445,062	$1,445,062

Shareholders' Equity:
Preferred stock, no par value; 20,000,000 shares authorized:
Series C—$1,000 liquidation value; 126,257 shares issued and outstanding at March 31, 2016 and as adjusted	$126,257	$126,257
Series D—$25 liquidation value; 5,000,000 shares issued and outstanding at March 31, 2016 and as adjusted	125,000	125,000
Common stock, no par value; $1.00 stated value; 100,000,000 shares authorized at March 31, 2016; 48,608,559 shares issued at March 31, 2016; 51,608,559 shares issued, as adjusted	48,608	51,608
Surplus	1,194,750	1,344,573
Treasury stock, at cost, 89,561 shares at March 31, 2016 and as adjusted	(4,145)	(4,145)
Retained earnings	967,882	967,882
Accumulated other comprehensive loss	(39,910)	(39,910)

Total shareholders' equity	$2,418,442	$2,571,265

Total capitalization	$3,863,504	$4,016,327

 PRICE RANGE OF OUR COMMON STOCK

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "WTFC." The following table sets forth, for the periods indicated, the range of high and low sales prices per share for our common stock as reported on the NASDAQ Global Select Market.

Fiscal Year Ended December 31, 2016	High	Low
Second Quarter (through June 8, 2016)	$54.09	$42.15
First Quarter	$47.96	$37.96

Fiscal Year Ended December 31, 2015	High	Low
Fourth Quarter	$55.00	$47.32
Third Quarter	$55.79	$48.83
Second Quarter	$54.00	$46.77
First Quarter	$48.81	$41.04

Fiscal Year Ended December 31, 2014	High	Low
Fourth Quarter	$47.78	$41.99
Third Quarter	$48.53	$44.34
Second Quarter	$49.46	$42.53
First Quarter	$49.99	$42.14

        The last reported sale price of our common stock on the NASDAQ Global Select Market on June 8, 2016 was $53.78 per share. As of June 1, 2016, there were approximately 1,726 shareholders of record of our common stock. The actual number of common shareholders is greater than the number of record holders, and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

 DIVIDEND POLICY

        Holders of our common stock are entitled to receive dividends that the board of directors may declare from time to time. We may only pay dividends out of funds that are legally available for that purpose. There can be no assurance that we will continue to pay dividends on our common stock at the current levels or at all.

        The following table shows the history of per share cash dividends declared and paid on our common stock during 2016, as of the date of this prospectus supplement, and for each of 2015 and 2014.

Record Date	Payable Date	Dividend per Share
May 12, 2016	May 26, 2016	$0.12
February 11, 2016	February 25, 2016	$0.12
November 12, 2015	November 27, 2015	$0.11
August 6, 2015	August 20, 2015	$0.11
May 7, 2015	May 21, 2015	$0.11
February 5, 2015	February 19, 2015	$0.11
November 6, 2014	November 20, 2014	$0.10
August 7, 2014	August 21, 2014	$0.10
May 8, 2014	May 22, 2014	$0.10
February 6, 2014	February 20, 2014	$0.10

        The payment of dividends is subject to statutory restrictions and restrictions arising under the terms of the Company's Series C Preferred Stock, the terms of the Company's Series D Preferred Stock, the terms of the Company's trust preferred securities offerings and under certain financial covenants in the Company's revolving and term facilities. Under the terms of these separate facilities entered into on December 15, 2014 and subsequently amended in December 2015, the Company is prohibited from paying dividends on any equity interests, including its common stock and preferred stock, if such payments would cause the Company to be in default under its facilities or exceed a certain threshold.

        Because the Company's consolidated net income consists largely of net income of the banks and certain wealth management subsidiaries, the Company's ability to pay dividends generally depends upon its receipt of dividends from these entities. The banks' ability to pay dividends is regulated by banking statutes. See "Supervision and Regulation—Payment of Dividends and Share Repurchases" in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein. Also see Note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 and "Liquidity and Capital Resources" contained in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference herein, for a description of the restrictions on the ability of certain subsidiaries to transfer funds to the Company in the form of dividends. During 2015, 2014 and 2013, the banks and certain wealth management subsidiaries paid $22.2 million, $77.0 million and $112.8 million, respectively, in dividends to the Company.

 DESCRIPTION OF CAPITAL STOCK

        For a description of our capital stock other than the Series D Preferred Stock, please refer to "General Description of Securities—Description of Capital Stock" in the accompanying prospectus.

Series D Preferred Stock

        In June 2015, we established a new series of preferred stock, designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.

        Ranking.    The Series D Preferred Stock ranks on parity with the Series C Preferred Stock and ranks senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company. Under the terms of the Series D Preferred Stock, our ability to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire our common stock or any other stock ranking junior to or on a parity with the Series D Preferred Stock, is subject to restrictions in the event that we have not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series D Preferred Stock for the most recently completed dividend period.

        Dividends.    Dividends on the Series D Preferred Stock are payable quarterly in arrears when, as and if declared by the board of directors or a duly authorized committee thereof at a rate of 6.50% per annum on the liquidation preference of $25 per share from the date of the issuance to but excluding July 15, 2025. From and including July 15, 2025, dividends on the Series D Preferred Stock will be payable quarterly in arrears, when, as and if declared by the board of directors, at a floating rate equal to the then applicable three-month LIBOR (as defined in the certificate of designations for the Series D Preferred Stock) plus a spread of 4.06% per annum. The dividend rate of such floating rate dividends will be reset quarterly. Dividends on the Series D Preferred Stock will be non-cumulative. If for any reason the board of directors does not declare a dividend on the Series D Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period, whether or not the board of directors declares a dividend on the Series D Preferred Stock for any future dividend period. Under the terms of the Series D Preferred Stock, our ability to pay or declare and set aside for payment dividends, or to redeem, purchase or acquire our common stock or any other stock ranking junior to or on parity with the Series D Preferred Stock, is subject to restrictions in the event that we have not declared a dividend on the Series D Preferred Stock for the most recently completed dividend period.

        Voting Rights.    The holders of the Series D Preferred Stock generally do not have any voting rights, except as required by Illinois law or as may be required by the rules of the NASDAQ Global Select Market. However, we may not amend our articles of incorporation so as to materially and adversely affect the rights of the Series D Preferred Stock, issue capital stock ranking senior to the Series D Preferred Stock or take certain other actions without the approval of holders of at least two-thirds (2/3) of all outstanding shares of the Series D Preferred Stock and any voting preferred stock then outstanding and entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences. In addition, holders of the Series D Preferred Stock, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock (as defined in the certificate of designations) then outstanding will be entitled to elect two additional members to the board of directors if the Company has not paid dividends on the Series D Preferred Stock for six or more quarterly dividend periods, whether or not consecutive.

        Nonconvertible.    The holders of Series D Preferred Stock do not have any rights to convert shares of Series D Preferred Stock into, or exchange shares of Series D Preferred Stock for, shares of any other class of our capital stock.

        Maturity.    The Series D Preferred Stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at our option.

        Redemption Right.    We may redeem the Series D Preferred Stock, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a "regulatory capital treatment event" (as defined in the certificate of designations), in each case at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.

        The foregoing description of the Series D Preferred Stock is qualified by reference to the Certificate of Designations for the Series D Preferred Stock, which is Exhibit 3.4 to our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

        The following is a summary of material U.S. federal income tax considerations for non-U.S. Holders (as defined below) relating to the purchase, ownership and disposition of shares of our common stock. This summary applies only to non-U.S. Holders that will hold shares of our common stock as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")).

        This description does not address tax considerations applicable to non-U.S. Holders that may be subject to certain special U.S. federal income tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  brokers, dealers or traders in stocks, securities or currencies or notional principal contracts;

  •
  tax-exempt entities;

  •
  certain former citizens or long-term residents of the United States;

  •
  persons that will hold shares of our common stock as part of a "wash sale", "constructive sale", "hedging" or "conversion" transaction or as a position in a "straddle" or as part of "synthetic security" or other integrated transaction for U.S. federal income tax purposes;

  •
  "controlled foreign corporations"; or

  •
  "passive foreign investment companies".

        Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership and disposition of shares of our common stock, as the U.S. federal income tax consequences relating to the purchase, ownership and disposition of shares of our common stock may be significantly different than as described below.

        If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. federal income tax consequences of being a partner in a partnership that acquires, holds or disposes of shares of our common stock.

        This summary is for general information only and is not intended to constitute a complete analysis of all U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of our common stock. Moreover, this summary does not address the U.S. federal estate and gift tax or alternative minimum tax consequences, or any state, local or other tax consequences, of the purchase, ownership and disposition of shares of our common stock.

        Prospective purchasers of shares of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and other tax consequences of purchasing, owning or disposing of shares of our common stock.

        This summary is based upon the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time (possibly with retroactive effect). The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the "IRS") or U.S. courts will agree with the tax consequences described in this summary.

Non-U.S. Holders

        For purposes of this discussion, a "non-U.S. Holder" means a beneficial owner of shares of our common stock that is not, for U.S. federal income tax purposes, any of the following:

  •
  an individual who is or is treated as a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  a partnership (or other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Dividends

        Distributions of cash or property (other than certain pro rata distributions of shares of our common stock) with respect to shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes first will constitute a return of capital and be applied against and reduce a holder's adjusted tax basis in its shares of our common stock, but not below zero. Any excess will be treated as gain from the sale or exchange of such shares of our common stock (which gain shall be subject to U.S. federal income tax in the manner described below under the heading "—Gain on disposition of common stock").

        Distributions paid to a non-U.S. Holder with respect to shares of our common stock that constitute dividends for U.S. federal income tax purposes generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) will not be subject to U.S. withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. Holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on disposition of common stock

        Any gain realized by a non-U.S. Holder on the disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder;

  •
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held shares of our common stock.

        A non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition of shares of our common stock in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, in addition it may be subject to the "branch profits" tax equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses recognized in the same taxable year by the individual, even though the individual is not considered a resident of the United States under the Code.

        Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a U.S. real property holding corporation generally will not apply to a non-U.S. Holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

Information reporting and backup withholding

        Annual reporting to the IRS and to each non-U.S. Holder will be required as to the amount of distributions (other than certain distributions treated as gain on a sale of stock) paid to such non-U.S. Holder and the amount, if any, of tax withheld with respect to such distributions. This information may also be made available to the tax authorities in the non-U.S. Holder's country of residence. Dividends generally are not subject to "backup withholding" if the non-U.S. Holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI).

        The payment of the proceeds of the sale, exchange or other disposition of our common stock to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the non-U.S. Holder certifies its non-U.S. status on IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the non-U.S. Holder certifies its non-U.S. status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a non-U.S. Holder may be refunded or credited against such non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA withholding

        Under legislation commonly known as the Foreign Account Tax Compliance Act or "FATCA," a 30% withholding tax generally will be imposed on dividends with respect to, and the gross proceeds from a disposition after December 31, 2018 of, shares of our common stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the Treasury Regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are non-U.S. entities that have direct or indirect U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All non-U.S. Holders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. FATCA withholding will also apply where our common stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a non-U.S. Holder might be eligible for refunds or credits of any tax. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in shares of our common stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which you are resident or maintain a branch.

 UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated June 8, 2016, we have entered into an underwriting agreement with Raymond James & Associates, Inc. with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase 3,000,000 shares of our common stock. The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby are subject to certain conditions. The underwriter is committed to pay for all of the shares being offered, if any are taken.

        The underwriter has agreed to purchase the shares at a price of $51.091 per share, which will result in approximately $153.3 million in aggregate gross proceeds to us, before deducting our estimated out-of-pocket expenses of approximately $0.45 million.

        The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, subject to receipt of acceptance by the underwriter and subject to its right to reject any order in part or in whole. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of our common stock for whom they may act as agents or to whom they may sell as principals. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares shall be deemed underwriting compensation.

        We have agreed to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). We have also agreed to reimburse the underwriter for certain expenses.

Lock-up Agreements

        Our directors and executive officers have agreed, subject to customary exceptions, for a period of 60 days after the date of this prospectus supplement, that they will not, without the prior written consent of Raymond James & Associates, Inc.: (a) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of our common stock, options, warrants, performance units or any other securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire our common stock or other of our securities described above in this clause (a) that are held by or beneficially owned by them (collectively, the "Lock-Up Shares"), (b) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person has or may have hereafter to require us to register any disposition of such person's Lock-Up Shares, (c) otherwise participate as a selling securityholder in any manner in any registration of Lock-Up Shares effected by us, or (d) engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Lock-Up Shares, even if such Lock-Up Shares would be disposed of by someone other than such holder, and such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

        In addition we have agreed that for 60 days after the date of this prospectus supplement, we will not, directly or indirectly, without the prior written consent of Raymond James & Associates, Inc.: (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exchangeable for common stock or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, (c) file or cause to be filed a registration statement, including any amendments, with respect to the registration for the offer and sale by us of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any other securities of the company or (d) publicly disclose the intention to do any of the foregoing. These restrictions are subject to customary exceptions, and we also have an exception for any filing of a registration statement on Form S-4 or issuance of shares of common stock in respect of any acquisition or merger transactions so long as the aggregate number of shares to be issued in such transactions during the lock-up period does not exceed 10% of our outstanding common stock.

Price Stabilization, Short Positions, and Penalty Bids

        Until this offering is completed, SEC rules may limit the ability of the underwriter to bid for and purchase shares of common stock. As an exception to these rules, the underwriter may engage in certain transactions that stabilize the price of the shares of common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriter under the option to purchase additional common stock. The underwriter can close out a covered short sale by exercising the option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares of common stock compared to the price available under the option to purchase additional shares of common stock. The underwriter may also sell shares of common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock.

        In connection with this transaction, the underwriter may engage in passive market making transactions in the shares of common stock, prior to the pricing and completion of this offering. Passive market making is permitted by Regulation M of the Securities Act and consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the shares of common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the shares of common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

        These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the shares of common stock. As a result the price of the shares of common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriter without notice at any time.

Electronic Distribution

        A prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the prospectus or the registration statement, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

NASDAQ Global Select Market Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "WTFC."

Affiliations

        The underwriter and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which it has received, and in the future may receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses of the nature and in amounts customary in the industry for these financial services. In addition to investment banking services that the underwriter and its affiliates provide from time to time, we have banking and brokerage transactions in the ordinary course of business with the underwriter and its affiliates. It is expected that we will continue to use the underwriter and its affiliates for various services in the future.

Settlement

        It is expected that delivery of the shares of our common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

Notice to Canadian Residents

        This document constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares of common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares of common stock and any representation to the contrary is an offence.

        Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

  Resale Restrictions

        The offer and sale of the shares of common stock in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of shares of common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares of common stock outside of Canada.

  Representations of Purchasers

        Each Canadian investor who purchases the shares of common stock will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

  Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares of common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares of common stock or with respect to the eligibility of the shares of common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

  Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

  Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the shares of common stock herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer to the public of any shares of our common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has or will be made in that Relevant Member State, other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares of our common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Investors in the United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of our common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Offering Restrictions

        The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriter by Morrison & Foerster LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wintrust included in our Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of our internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Wintrust Financial Corporation

Debt Securities, Common Stock, Preferred Stock, Depositary
Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units
and Hybrid Securities Combining Elements of the Foregoing

        This prospectus relates to the potential offer and sale, in one or more offerings, of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities. We will not receive any proceeds from any sale of securities by such persons.

        This prospectus provides a general description of the securities we or certain selling securityholders and their successors, including transferees, which we collectively refer to as selling securityholders, may offer. Each time we sell or any selling securityholder sells securities, we will describe the specific terms of the securities offered in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.

        We and any selling securityholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and any selling securityholder's arrangements with them in the prospectus supplement that relates to that offering, and such selling securityholder will be responsible for underwriting discounts or commissions or agents' commissions with respect to any securities they sell.

        This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        Our common stock is quoted on the NASDAQ Global Select Market under the trading symbol "WTFC". On June 5, 2014, the last sales price on the NASDAQ Global Select Market for our common stock was $45.21. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

        Investing in our securities involves risk. You should consider carefully the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the FDIC or any other governmental agency.

        Our principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.

The date of this prospectus is June 9, 2014.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, utilizing an automatic "shelf" registration process. Under this automatic shelf registration process, we or any selling securityholder may offer and sell, in one or more offerings, the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we offer or any selling securityholder offers these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. You should review the complete document to evaluate these statements.

        You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Each reference in this prospectus to "Wintrust", "the Company", "we", "us" and "our" means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of the documents upon the payment of a copying fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000

        The SEC allows us to "incorporate by reference" much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        This prospectus incorporates by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, prior to the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been "furnished" and not "filed" with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 8, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on January 23, 2014 and May 23, 2014; and

  •
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is legal to sell these securities. Neither we nor any selling securityholders are making any offer of these securities in any state where the offer is not permitted.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated by reference or deemed incorporated by reference, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as "intend," "plan," "project," "expect," "anticipate," "believe," "estimate," "contemplate," "possible," "point," "will," "may," "should," "would" and "could." Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management's expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Accordingly, any such statements are qualified in their entirety by reference to the important factors described in the sections entitled "Risk Factors" and "Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2013 and in any of our subsequent filings.

        We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management's long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices.

        There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation update any forward-looking statements or reflect the impact of circumstances or events after such date.

 THE COMPANY

        Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois. We provide community-oriented, personal and commercial banking services to customers located in the Chicago metropolitan area and in southeastern Wisconsin through our fifteen wholly-owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. We provide specialty finance services, including financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly-owned subsidiary, First Insurance Funding Corporation, and our Canadian premium finance company, First Insurance Funding of Canada, and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. We also provide a full range of wealth management services primarily to customers in the Chicago metropolitan area and in southeastern Wisconsin through three separate subsidiaries, The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors, LLC.

        As of March 31, 2014, we had total assets of approximately $18.2 billion, total loans, excluding covered loans and mortgage loans held for sale, of approximately $13.1 billion, total deposits of approximately $15.1 billion, and total shareholders' equity of approximately $1.9 billion.

        Our common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the ticker symbol "WTFC."

USE OF PROCEEDS

        We will not receive any proceeds from any securities sold by a selling securityholder.

        Except as otherwise provided in the prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.

        Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

 RATIOS

        Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below.

		Year Ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges
Including interest on deposits	4.25	3.80	2.68	1.89	1.57	1.54
Excluding interest on deposits	11.44	9.35	5.60	3.27	2.88	3.64
Ratio of earnings to combined fixed charges and preferred stock dividends
Including interest on deposits	3.70	3.24	2.35	1.80	1.25	1.37
Excluding interest on deposits	7.74	6.17	4.06	2.93	1.57	2.27

        The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes and fixed charges by (2) total fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income before income taxes and fixed charges by (2) the sum of total fixed charges and preferred stock dividends. For purposes of computing these ratios:

  •
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

  •
  fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

  •
  preferred stock dividends represent the amount of pre-tax earnings required to cover such dividend requirements.

GENERAL DESCRIPTION OF SECURITIES

        We or any selling securityholder may offer under this prospectus debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing, either individually or as units consisting of two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Description of Debt Securities

        We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term "Wintrust" means Wintrust Financial Corporation and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

General

        We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our "senior indebtedness," as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

        Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the "senior indenture." Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the "subordinated indenture." We refer to the senior indenture and the subordinated indenture collectively as the "indentures," and we refer to senior debt securities and subordinated debt securities collectively as the "debt securities."

        The provisions of the indentures allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.

        The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. There are no covenants or provisions in the indentures that would afford the holders of the debt securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Wintrust that may adversely affect such holders.

Terms Specified in Prospectus Supplement

        We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

        The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

  •
  classification as senior or subordinated debt securities and the specific designation;

  •
  aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

  •
  the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

  •
  original issue and stated maturity date or dates;

  •
  the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

  •
  the interest payment dates, if any;

  •
  the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

  •
  any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

  •
  whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

  •
  whether we will issue the debt securities in temporary form and under what terms and conditions;

  •
  the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

  •
  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

  •
  a discussion on any material U.S. federal income tax considerations applicable to the debt securities; and

  •
  any other terms and conditions set forth therein.

        We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.

Registration, Denominations, Exchange and Transfer of Debt Securities

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.

        As described in the section entitled "Book-Entry System," the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See "Book-Entry System."

Subordination of the Subordinated Debt Securities

        The subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to Wintrust's obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Wintrust as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Wintrust ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Wintrust the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Wintrust ranking junior to the subordinated debt securities.

        In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Wintrust with respect to the principal or interest on the subordinated debt securities.

        The term "senior indebtedness" means the following, whether now outstanding or subsequently created, assumed or incurred:

  •
  all indebtedness of Wintrust for money borrowed, including any obligation of, or any obligation guaranteed by, Wintrust, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

  •
  any deferred obligation of Wintrust for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

  •
  all obligations, contingent or otherwise, of Wintrust in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

  •
  all capital lease obligations of Wintrust;

  •
  all obligations of Wintrust in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

  •
  all obligations of the type referred to in the above five bullets of other persons for the payment of which Wintrust is responsible or liable as obligor, guarantor or otherwise;

  •
  all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Wintrust, whether or not such obligation is assumed by Wintrust; and

  •
  any obligations of Wintrust to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term "senior indebtedness" does not include:

  •
  any securities issued under the subordinated indenture (including the subordinated debt securities),

  •
  Wintrust's subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of Wintrust which are outstanding or which are issued by a subsidiary trust of Wintrust,

  •
  any guarantee in respect of the trust preferred securities of a subsidiary trust of Wintrust, or

  •
  any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Wintrust's Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

        The subordinated debt securities will rank senior to all of Wintrust's equity securities, including its preferred stock, whether now outstanding or subsequently created.

        The indentures do not limit the aggregate amount of senior indebtedness that may be issued by Wintrust.

Events of Default

        Events of Default and Certain Remedies Under the Senior Indenture.    Under the senior indenture, each of the following will be an "event of default" with respect to a series of senior debt securities:

  •
  failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

  •
  failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

  •
  failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

  •
  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

        If an event of default described in any of the first, second or third bullets above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.

        The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:

  •
  Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

  •
  all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment or deposit);

  •
  all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment on deposit; and

    •
    all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

  •
  any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

        Events of Default and Certain Remedies Under the Subordinated Indenture.    Under the subordinated indenture, each of the following will be an "event of default" with respect to a series of subordinated debt securities:

  •
  failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

  •
  failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

  •
  failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

  •
  specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

        If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

  •
  Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

  •
  all matured installments of interest on all the subordinated debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit); and

    •
    all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

  •
  any and all defaults with respect to debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

        Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in the first three bullets of the definition of "event of default" above.

        Remedies on Events of Default Under Either Indenture.    Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Wintrust will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Wintrust does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Wintrust or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Wintrust or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.

        No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

  •
  the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person, that no one or more holders of outstanding debt securities shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Wintrust, shall not be impaired or affected without the consent of such holder.

        Subject to certain restrictions, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Wintrust, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

        Wintrust is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Wintrust of its obligations under the applicable indenture during the preceding year.

        The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.

Modifications and Amendments

        Wintrust and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:

  •
  to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

  •
  to evidence the succession of another person to Wintrust and the assumption by any such successor of the covenants of Wintrust contained in the indentures and the debt securities pursuant to the obligations set forth in "—Consolidation, Merger and Sale of Assets";

  •
  to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

  •
  to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  •
  to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

  •
  to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

  •
  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Wintrust in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

  •
  to add any events of default with respect to all or any series of the debt securities;

  •
  to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

  •
  to secure the debt securities;

  •
  to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof; and

  •
  to make any change that does not materially and adversely affect the rights of any holder.

        Without prior notice to any holders, Wintrust and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Wintrust with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

  •
  change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's debt security,

  •
  reduce the principal amount thereof or the rate of interest thereon;

  •
  reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

  •
  reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

  •
  modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to holders.

        It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Wintrust shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Wintrust will mail supplemental indentures to holders upon request. Any failure of Wintrust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.

Satisfaction, Discharge and Defeasance

        Satisfaction and Discharge.    Wintrust may discharge most of its obligations under the indentures to holders of the debt securities of any series if:

  •
  it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

  •
  it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

  •
  all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Wintrust has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

        Defeasance and Discharge; Covenant Defeasance.    Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Wintrust, at its option:

  •
  will be released from any and all obligations in respect of the debt securities of any series, which is known as "defeasance and discharge"; or

  •
  need not comply with certain designated covenants regarding the debt securities of any series, which is known as "covenant defeasance."

        If Wintrust exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.

        To exercise either its defeasance and discharge or covenant defeasance option, Wintrust must:

  •
  deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

  •
  deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service, which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such option and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

        When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Wintrust will no longer be liable for payment and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Wintrust will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

        The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Wintrust exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets

        The indentures provide that Wintrust shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any person unless either:

  •
  Wintrust is the continuing person or the person (if other than Wintrust) formed by such consolidation or into which Wintrust is merged or to which properties and assets of Wintrust are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Wintrust on all of the debt securities and under the indentures and the performance of every other covenant of the indentures on the part of Wintrust; and

  •
  Wintrust delivers to the trustee (A) an opinion of counsel regarding the transaction's compliance with the relevant provisions of the applicable indenture and (B) an officers' certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

        Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Wintrust, the successor person formed by such consolidation or into which Wintrust is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Wintrust under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the debt securities.

Concerning the Trustee

        The applicable prospectus supplement will specify who will act as trustee under the senior indenture pursuant to which the senior debt securities will be issued. U.S. Bank National Association will act as trustee under the subordinated indenture pursuant to which the subordinated debt securities will be issued. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.

Governing Law

        The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.

Payment and Paying Agent

        Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt security of any series on any interest payment date to the person in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.

        All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Wintrust upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Wintrust, and the trustee will have no liability therefor.

Description of Capital Stock

        The following description of our capital stock does not purport to be complete and is qualified, in all respects, by reference to applicable Illinois law and our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our amended and restated by-laws, which we refer to as our by-laws, each of which is incorporated by reference in the registration statement of which this prospectus is part. To find out where copies of these documents can be obtained, see "Where You Can Find More Information".

Authorized Capital Stock

        Under our articles of incorporation, we have the authority to issue 100 million shares of common stock, without par value, and 20 million shares of preferred stock, without par value.

Common Stock

        Common Stock Outstanding.    As of June 5, 2014, we had 46,549,171 shares of our common stock issued and outstanding. The outstanding shares of our common stock are, and the shares of our common stock issuable upon the conversion of the series C preferred will be, duly authorized, validly issued, fully paid and non-assessable. The shares of our common stock issuable upon the conversion of any series A preferred that we may issue will be duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including the series A preferred and series C preferred and any series of preferred stock that we may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act, or the IBCA.

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors of the Company may elect all of the directors standing for election.

        Dividend Rights.    The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of our outstanding preferred stock, including the series A preferred and series C preferred. Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company, including the series A preferred and series C preferred.

        Preemptive Rights.    Under our articles of incorporation, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.

        Listing.    Our common stock is listed on NASDAQ. We have applied to NASDAQ to list any additional common stock offered hereby.

  Series A Preferred Stock

        Series A Preferred Stock Outstanding.    As of June 5, 2014, no shares of series A preferred were outstanding.

        Dividends.    Non-Cumulative Dividends on the outstanding shares of series A preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series A preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series A preferred, including the series C preferred. The series A preferred is not redeemable by the holders thereof or by the Company.

        Conversion.    Holders of the series A preferred may convert their shares into common stock at any time. We may convert all of the series A preferred into common stock upon the consummation of certain Fundamental Transactions (as defined in the Series A Certificate of Designations), provided that we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. We may convert any or all of the series A preferred into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the series A preferred for the four most recently completed quarterly dividend periods. The conversion price of the series A preferred is subject to customary anti-dilution adjustments.

        Reorganization Events and Fundamental Transactions.    If we consummate a Reorganization Event (as defined in the Series A Certificate of Designations), each share of the series A preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.

        Voting Rights.    Holders of the series A preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation or by-laws in a manner adverse to the rights of the series A preferred, issue capital stock ranking senior to the series A preferred or take certain other actions without the approval of the holders of the series A preferred. In addition, holders of the series A preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series A preferred for four or more quarterly dividend periods, whether or not consecutive.

Series C Preferred Stock

        Series C Preferred Stock Outstanding.    As of June 5, 2014, we had 126,467 shares of series C preferred outstanding.

        Dividends.    Non-Cumulative Dividends on the series C preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a rate of 5.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the series C preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the series C preferred. The series C preferred is not redeemable by the holders thereof or by the Company.

        Conversion.    Holders of the series C preferred may convert their shares into common stock at any time. On or after April 15, 2017, if the closing price of the common stock exceeds 130% of the conversion price then in effect for 20 trading days during any 30 consecutive trading day period, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, we may at our option cause some or all of the series C preferred to be automatically converted into common stock at the then prevailing conversion rate. In addition, in connection with a Make-Whole Acquisition (as defined in the Series C Certificate of Designations), we will, under certain circumstances, be required to pay an adjustment in the form of an increase in the conversion rate upon any conversions of the series C preferred that occur during the period beginning on the effective date of the Make-Whole Acquisition and ending on the date that is 30 days after the effective date of such Make-Whole Acquisition. The adjustment in the conversion rate in the event of a Make-Whole Acquisition will be payable in shares of common stock or the consideration into which the common stock has been converted or exchanged in connection with the Make-Whole Acquisition. The amount of the adjustment in the conversion rate in the event of a Make-Whole Acquisition, if any, will be based on the stock price and the effective date of the Make-Whole Acquisition. The conversion price of the series C preferred is subject to customary anti-dilution adjustments.

        Reorganization Events and Fundamental Transactions.    If we consummate a Reorganization Event (as defined in the Series C Certificate of Designations), each share of the series C preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.

        Voting Rights.    Holders of the series C preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation in a manner adverse to the rights of the series C preferred, issue capital stock ranking senior to the series C preferred or take certain other actions without the approval of the holders of the series C preferred. In addition, holders of the series C preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the series C preferred for six or more quarterly dividend periods, whether or not consecutive.

Preferred Stock

        Blank Check Preferred Stock.    We or any selling securityholder may offer shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.

        Preferred Stock Offered Hereby.    If we offer or any selling securityholder offers preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, to the extent not already described herein, including the following, where applicable:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

  •
  whether dividends are or will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock are or will accumulate;

  •
  the dividend periods (or the method of calculating the dividend periods);

  •
  the voting rights of the preferred stock, if any;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

  •
  whether or not the shares of the series are or will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

  •
  whether or not and on what terms the shares of the series are or will be subject to redemption or repurchase at our option;

  •
  whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock; and

  •
  the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

        The description in the prospectus supplement will not necessarily be complete, and reference will be made to the certificate of designation relating to a series of preferred stock which will be or have been filed with the SEC.

Depositary Shares

        We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue "depositary receipts" for these "depositary shares." Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.

        The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Exchange Agent and Registrar

        IST Shareholder Services is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be IST Shareholder Services.

Certain Provisions of Our Articles of Incorporation, By-Laws, Illinois Law and Certain Applicable Banking Regulations That May Have an Anti-Takeover Effect

        Certain provisions of our articles of incorporation, by-laws, Illinois law and certain applicable banking regulations may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors.

        These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust's current board of directors or management more difficult.

        These provisions of our articles of incorporation and by-laws include the following:

  •
  our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

  •
  our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

  •
  our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

  •
  receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

  •
  is approved by at least two-thirds of the disinterested directors; or

  •
  provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

        Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:

  •
  the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

  •
  the fair market value per share of common stock on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

        For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:

  •
  is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

  •
  was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

  •
  was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

The amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock; provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders' ability to act by written consent, (d) regarding the minimum number of directors, (e) regarding indemnification of directors and officers by the Company and limitation of liability for directors and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Our by-laws may be amended only by the board of directors.

        The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.

        The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, or the Bank Holding Company Act, requires any "bank holding company" (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Wintrust common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Wintrust common stock, including pursuant to Wintrust's warrants to purchase Wintrust common stock held by such holder, must be taken into account in calculating a shareholder's aggregate holdings of Wintrust common stock.

 Description of Stock Purchase Contracts and Stock Purchase Units

        We may issue stock purchase contracts pursuant to which holders will purchase from us a number of shares of common stock at a future date, which we refer to as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and securities of the Company or of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to as stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

        The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa, and such payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

Description of Warrants

        We may issue warrants to purchase debt securities, common stock, preferred stock or other securities of the Company. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from those securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements.

        We will describe in the applicable prospectus supplement relating to any warrants we are offering the specific terms relating to the offering, which terms may include some or all of the following:

  •
  the title of the warrants;

  •
  the offering price and aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, common stock or preferred stock that can be purchased if a holder exercises the warrant and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

BOOK-ENTRY SYSTEM

        Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for the Wintrust offered securities and the trust preferred securities (collectively, the Offered Securities). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for that DTC's participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants.

        Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC's records. The ownership interest of each actual purchaser of each Offered Security, which we refer to as the Beneficial Owner, is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

        Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

        To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and

Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. Alternatively, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant's interest in the Offered Securities, on DTC's records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Offered Securities to such agent's DTC account.

        DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

        The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

        We and any selling securityholder may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

        Selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities. In addition to selling securities under this prospectus, selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, selling securityholders may decide not to sell any securities offered hereby.

        The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

  •
  the type and terms of the securities being offered;

  •
  the names of any selling securityholders, if applicable;

  •
  the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

  •
  the purchase price of the securities;

  •
  the proceeds we will receive from the sale of the securities;

  •
  the names of the securities exchanges, if any, on which the securities are listed;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents and any delayed delivery arrangements.

        Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and any selling securityholder may transfer the securities by other means not described in this prospectus.

General

        Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be "underwriters" within the meaning of the Securities Act. Any discounts or commissions they receive from us or selling securityholders and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

        This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers

        If we use or a selling securityholder uses underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

        We or any selling securityholder may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

        If we use or a selling securityholder uses dealers in a sale of securities, we or such selling securityholder will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

        We or any selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or any selling securityholder may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us or any selling securityholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

        We or any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling securityholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

        We or a selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.

        Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        The validity of the debt securities, common stock, warrants, preferred stock, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Wintrust Financial Corporation incorporated by reference in Wintrust Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, and management's assessment of the effectiveness of Wintrust Financial Corporation's internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation's management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3,000,000 Shares

Wintrust Financial Corporation

Common Stock

Prospectus Supplement

Raymond James

June 8, 2016